UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2007

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 8, 2007, TriQuint Semiconductor, Inc. (“TriQuint”) held a conference call announcing its financial results for the three months and year ended December 31, 2006. Notice of the call was provided to interested persons by press release dated January 29, 2007 and access was provided by toll-free phone number or webcast.

During the call, TriQuint provided guidance to investors regarding its anticipated results for the first quarter of fiscal 2007 and fiscal 2007 as a whole. In response to questions during the question and answer portion of the call, TriQuint’s Chief Executive Officer, Ralph Quinsey, commented on projected improvements for TriQuint’s first quarter 2007 gross margin, as compared to the fourth quarter of 2006. Mr. Quinsey misspoke and inadvertently gave conflicting information by indicating that TriQuint anticipated an increase in gross margins of 200 to 500 basis points for this period rather than TriQuint’s guidance to investors. TriQuint instead anticipates that it will experience a 20 to 50 basis point increase in gross margin for the first quarter of 2007, as compared to the fourth quarter of 2006. The gross margin is anticipated to reach 34% to 35% in the second half of 2007, resulting in a full year 2007 estimate between 32% and 33%.

A replay of call can be heard via webcast through the “Investors” section of TriQuint’s web site at www.triquint.com/investors/events, or at www.Vcall.com. The call can also be heard by dialing (888) 203-1112, passcode 9729840. A replay of this call will be available for 7 days. The replay of the call shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEPHANIE J. WELTY
Stephanie J. Welty
Chief Financial Officer

Date: February 9, 2007